SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CENTRAL GARDEN & PET COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

CENTRAL GARDEN & PET COMPANY

1340 Treat Blvd., Suite 600

Walnut Creek, California 94597

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, February 7, 2005, 10:30 A.M.

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of Central Garden & Pet Company will be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on Monday, February 7, 2005, at 10:30 A.M. for the following purposes:

(1) To	elect seven directors;

(2) To	approve the amendment of the 2003 Omnibus Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 3,300,000; and

(3) To	transact such other business as may properly come before the meeting.

Only stockholders of record on the books of the Company as of 5:00 P.M., December 20, 2004, will be entitled to vote at the meeting and any adjournment thereof. A complete list of the Company’s stockholders entitled to vote at the meeting will be available for examination by any stockholder for ten days prior to the meeting during normal business hours at the Company’s principal executive offices at 1340 Treat Blvd., Suite 600, Walnut Creek, California.

Dated: December 31, 2004	By Order of the Board of Directors

Stuart W. Booth, Secretary

STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

CENTRAL GARDEN & PET COMPANY

1340 Treat Blvd., Suite 600

Walnut Creek, California 94597

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Central Garden & Pet Company (the “Company”) to be used at the Annual Meeting of Stockholders on February 7, 2005 (the “Annual Meeting”), for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about December 31, 2004.

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

VOTING SECURITIES

Only stockholders of record on the books of the Company as of 5:00 P.M., December 20, 2004, will be entitled to vote at the Annual Meeting.

As of the close of business on December 20, 2004, there were outstanding 19,001,170 shares of Common Stock of the Company, entitled to one vote per share, and 1,654,462 shares of Class B Stock of the Company, entitled to the lesser of ten votes per share or 49% of the total votes cast. Holders of Common Stock and Class B Stock will vote together on all matters presented to the stockholders for their vote or approval at the meeting, including the election of directors and the amendment of the 2003 Omnibus Equity Incentive Plan.

The holders of a majority of the outstanding shares of the stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

With regard to the election of directors, votes may be cast “For” or “Withhold Authority” for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker “non-vote” affect the outcome of the election.

The proposal to amend the Company’s 2003 Omnibus Equity Incentive Plan requires the affirmative vote of a majority of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Accordingly, abstentions on the proposal to amend the 2003 Omnibus Equity Incentive Plan will have the effect of a negative vote on this item. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a broker non-vote will have no effect on the proposal to amend the 2003 Omnibus Equity Incentive Plan.

ELECTION OF DIRECTORS

The persons named below are nominees for director to serve until the next annual meeting of Stockholders and until their successors shall have been elected. The nominees are all members of the present Board of Directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since
William E. Brown	63	Chairman of the Board since 1980. From 1980 to June 2003, Mr. Brown also served as Chief Executive Officer of the Company.	1980

Glenn W. Novotny	57	Chief Executive Officer since June 2003 and President since 1990. Prior to 1990, Mr. Novotny was with Weyerhaeuser Corporation in a variety of capacities.	1990

Brooks M. Pennington III	50	Chief Executive Officer of Pennington Seed, Inc., a business which was acquired by the Company in 1998, since 1994. Mr. Pennington is not a corporate officer of the Company, but because he is the chief executive officer of a principal subsidiary of the Company he is deemed to be an executive officer by virtue of the Securities and Exchange Commission rules.	1998

John B. Balousek	59	Corporate Director. Mr. Balousek served as President and Chief Operating Officer of Foote, Cone & Belding Communications, one of the largest global advertising and communications networks, from 1991 until 1996 and as Chairman and CEO of True North Technologies, a digital and interactive services company affiliated with True North Communications in 1996. Mr. Balousek co-founded and, from 1998 to 1999, served as an Executive Vice President of PhotoAlley.com, a San Francisco company marketing photographic equipment, supplies and services online. Prior to 1991, he held various positions with Foote, Cone & Belding Communications and, prior to that, the Procter & Gamble Company. He also currently serves as a director at Interland, Inc., an internet hosting and business services company, and Aptimus, Inc., a performance-based advertising network.	2001

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since
David N. Chichester	59	Partner of Tatum CFO Partners, LLP since 2004. Mr. Chichester was the Chief Financial Officer of Starbucks Coffee Japan, Ltd. from 2003 to 2004 and the Senior Vice President, Finance of Starbucks Coffee Company from 2001 to 2003. Mr. Chichester served as Executive Vice President and Chief Financial Officer at Hecklers Online, Inc. during 2000 and at Red Roof Inns, Inc. from 1996 to 1999. Prior to these positions, he held senior management positions in finance at Marriott Corporation, Integrated Health Services, Inc., and General Electric Credit Corporation, and served as a Vice President of Warburg Paribas Becker Incorporated.	2002

Alfred A. Piergallini	58	Consultant, Desert Trail Consulting, a marketing consulting organization, since January 2001. From December 1999 to December 2001, Mr. Piergallini served as the Chairman, President and Chief Executive Officer of Novartis Consumer Health Worldwide, a manufacturer, developer and marketer of health-related products, and from February 1999 to December 1999, Mr. Piergallini served as the President and Chief Executive Officer of Novartis Consumer Health North America. From 1989 to 1999, Mr. Piergallini held several senior management positions with Gerber Products Company, including, at various times, the offices of Chairman of the Board, President and Chief Executive Officer. He also currently serves as a director of Comerica Incorporated, a financial services company.	2004

Bruce A. Westphal	64	Chairman of Bay Alarm Company, a security systems company since 1984. Mr. Westphal is also Chairman of InReach Internet, a provider of internet services, and President of Balco Properties, a real estate development and management company. Mr. Westphal was also Chairman of PacWest Telecomm, Inc. from 1994 to 1998.	1999

FURTHER INFORMATION CONCERNING

THE BOARD OF DIRECTORS

Board Independence

Upon consideration of the criteria and requirements regarding director independence set forth in NASD Rules 4200 and 4350, the Board of Directors has determined that each of Mr. Balousek, Mr. Chichester, Mr. Piergallini and Mr. Westphal meet the standards of independence established by the NASD.

Committees of the Board

During fiscal 2004, the Board of Directors held 10 meetings and acted by unanimous written consent on a number of occasions. The Company has an Audit Committee and a Compensation Committee but does not have a nominating committee or a committee performing the functions of a nominating committee.

The members of the Audit Committee are Bruce A. Westphal (Chairman), John B. Balousek and David N. Chichester. The Company’s Board of Directors has determined that David N. Chichester qualifies as an audit committee financial expert as set forth in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) and he is independent as such term is defined in the NASD Rules. Among the functions performed by the Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of the Company’s independent registered public accounting firm, to review with the independent registered public accounting firm the plan and results of the auditing engagement, to review the Company’s system of internal financial and accounting controls, to review the financial statements of the Company, to discuss the Company’s accounting policies, and to make inquiries into matters within the scope of its functions. The Board of Directors has adopted a written Audit Committee Charter, a copy of which, as revised September 1, 2004, is attached as Appendix A to this Proxy Statement. The Audit Committee held 14 meetings during fiscal 2004.

The members of the Compensation Committee are John B. Balousek (Chairman), Bruce A. Westphal and Alfred A. Piergallini. Among the functions performed by the Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company’s equity incentive plan. The Compensation Committee held five meetings during fiscal 2004.

Attendance at Meetings

During fiscal 2004, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

Members of the Board of Directors who are not employees of the Company are paid directors’ fees consisting of $20,000 per year and $1,000 for each Board meeting attended. The committee chairs for the Audit Committee and the Compensation Committee each receive an additional annual retainer of $10,000. Directors who attend meetings of the Audit Committee or Compensation Committee receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Each director also receives $500 for his participation in each telephonic meeting of the Board of Directors, the Audit Committee or the Compensation Committee. The Company also pays non-employee directors an additional $1,000 for each day spent attending subsidiary and division management meetings and conducting plant and facility visits.

Under the Nonemployee Director Equity Incentive Plan, Messrs. Balousek, Chichester and Westphal and, under the 2003 Omnibus Equity Incentive Plan, Mr. Piergallini, were each granted on the date of the 2004 Annual Meeting of Stockholders options to purchase the number of shares of Common Stock determined by dividing $100,000 by the fair market value of a share of Common Stock on the date of the 2004 Annual Meeting and a restricted stock grant with a market value of $10,000.

Director Nominations

Due to the limited size of the Board, the Board has determined that it is not appropriate at this time to establish a separate nominating committee. As such, the Board as a whole fulfills the function of nominating additional directors. A majority of the members of the Board have been determined by the Board to be independent under the standards established by the NASD. At a minimum, the Chairman of the Board, as well as at least two independent directors, must interview any qualified candidates prior to nomination. Other directors and members of management will also interview each candidate as requested by the Chairman. Once potential candidates have successfully progressed through the interview stage, the independent directors will meet in executive session to consider the screened candidates. All director nominees must be selected, or recommended for the Board’s selection, by a majority of the independent directors.

The Board believes that it is necessary that a majority of the members of the Board be independent directors as defined in NASD Rule 4200(a)(15). When considering potential director candidates, the Board also considers the candidate’s knowledge, experience, integrity, leadership, reputation and ability to understand the Company’s business. In addition, all director nominees must possess certain core competencies, some of which may include experience in consumer products, logistics, product design, merchandising, marketing, general operations, strategy, human resources, technology, media or public relations, finance or accounting, or experience as a Chief Executive Officer or Chief Financial Officer.

The Board will consider any director candidate recommended by security holders, provided that the candidate satisfies the minimum qualifications for directors as established from time to time by the Board. To be considered, stockholders must submit recommendations to the Company’s secretary for consideration by the Board no later than 120 days before the annual meeting of stockholders. To date, the Board has not received any recommended nominees for consideration at the 2005 Annual Meeting from any non-management stockholder or group of stockholders that beneficially owns five percent of the Company’s voting stock.

When the need arises, the Company has engaged and intends to continue to engage independent search firms and consultants to identify potential director nominees and assist the Board in identifying a diverse pool of qualified candidates and in evaluating and pursuing individual candidates at the direction of the Chairman of the Board.

All of the nominees included on this year’s proxy card are directors standing for re-election.

Stockholder Communications with Directors

The Board welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board, or to any director in particular, c/o Central Garden & Pet Company, 1340 Treat Blvd., Suite 600, Walnut Creek, California 94597. Any correspondence addressed to the Board or to any director care of the Company’s offices is forwarded by the Company to the addressee without review by management.

The Company encourages, but does not require, the members of its Board of Directors to attend its annual meetings of stockholders. All the members of the Board attended the 2004 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The compensation paid to the Company’s Chief Executive Officer and the other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during fiscal 2002, 2003 and 2004 is set forth below.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation (1)	Restricted Stock Awards	Securities Underlying Options(#)	All Other Compensation

Glenn W. Novotny	2004		$629,192		(3)	—	—	25,000		$2,375	(4)
President and Chief Executive Officer(2)	2003 2002	$ $	495,866 435,000	$ $	360,000 300,000	— —	— —	25,000 200,000	$ $	2,375 2,071	(4) (4)

William E. Brown	2004		$409,994		(3)	—	—	15,000		$2,375	(4)
Chairman(5)	2003 2002	$ $	410,000 410,000		$360,000 —	— —	— —	25,000 100,000	$ $	2,375 2,435	(4) (4)

Stuart W. Booth	2004		$335,789		(3)	—	—	15,000		$3,250	(4)
Vice President and Chief Financial Officer(6)	2003 2002	$ $	316,250 196,154	$ $	150,000 120,000	— —	— —	30,000 50,000		$3,000 —	(4)

Brooks M. Pennington III	2004		$336,134		(3)	—	—	13,000		$7,252	(7)
Chief Executive Officer of Pennington Seed, Inc.	2003 2002	$ $	330,485 330,151	$ $	95,000 36,000	— —	— —	15,000 110,000	$ $	7,543 4,393	(8) (9)

(1)	While the named executive officers enjoy certain perquisites, for fiscal years 2002, 2003 and 2004, these did not exceed the lesser of $50,000 or 10% of each officer’s salary and bonus.
(2)	Mr. Novotny became Chief Executive Officer on June 1, 2003.
(3)	Fiscal 2004 bonus amounts have not been determined as of the date of this proxy statement.
(4)	Represents the matching contribution which the Company made on behalf of the executive officer to the Company’s 401(k) Plan.
(5)	Mr. Brown ceased serving as Chief Executive Officer on June 1, 2003.
(6)	Mr. Booth became Vice President and Chief Financial Officer in February 2002.
(7)	Includes a $3,519 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $3,733 paid under Pennington Seed’s profit-sharing plan.
(8)	Includes a $2,875 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $4,668 paid under Pennington Seed’s profit-sharing plan.
(9)	Includes a $2,488 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $1,905 paid under Pennington Seed’s profit sharing plan.

The following table sets forth certain information regarding stock options granted during fiscal 2004 to the executive officers named in the Summary Compensation Table. None of such persons received awards of stock appreciation rights during fiscal 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date
Name					5%	10%
Glenn W. Novotny	25,000	4.6%	$26.08	06/16/07	$121,411	$258,169
William E. Brown	15,000	2.7%	$26.08	06/16/07	$72,846	$154,901
Stuart W. Booth	15,000	2.7%	$26.08	06/16/07	$72,846	$154,901
Brooks M. Pennington III	13,000	2.4%	$26.08	06/16/07	$63,134	$134,248

(1)	The options granted to each of Messrs. Novotny, Brown, Booth and Pennington vest in full on June 16, 2006. Under the terms of the Company’s 2003 Omnibus Equity Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2)	All options were granted at fair market value at date of grant.
(3)	Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock’s current market value) set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder’s continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

The following table sets forth certain information with respect to stock options exercised during fiscal 2004 and stock options held by each of the executive officers named in the Summary Compensation Table as of September 25, 2004. The closing price of the Company’s Common Stock on the last trading day of the fiscal year was $31.08 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION VALUE

	Shares Acquired On Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Glenn W. Novotny	120,000	$1,848,213	135,000/150,000	$2,986,800/$2,186,500
William E. Brown	—	—	100,000/40,000	$2,354,000/$308,500
Stuart W. Booth	—	—	33,333/61,667	$781,326/$745,874
Brooks M. Pennington III	67,666	$1,224,652	44,834/88,000	$996,097/$1,301,900

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of its existing equity compensation plans as of September 25, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,979,703	$17.56	1,593,124
Equity compensation plans not approved by security holders	1,237	$13.48	—
Total	1,980,940	$17.56	1,593,124

Equity compensation plans not approved by security holders represent an option grant to a nonemployee director outside of the Nonemployee Director Equity Incentive Plan. Upon his joining the Board in August 2002, the Board of Directors granted Mr. Chichester an option to purchase 3,709 shares of the Company’s Common Stock at an exercise price of $13.48 per share. Mr. Chichester has exercised 2,472 of these options. The remaining 1,237 options will vest on February 28, 2005 and will expire on February 28, 2006.

Employment Agreements

On May 6, 2003, Pennington Seed, Inc. and Brooks Pennington III entered into a Modification and Extension of the Employment Agreement dated as of February 27, 1998. The modified and extended agreement provides that Mr. Pennington will serve as President and Chief Executive Officer of Pennington Seed, Inc. at an annual minimum salary of $326,610. The agreement terminates in February 2006, unless terminated earlier for his dismissal with cause, death or disability.

On July 9, 2004, the Company entered into an Employment Agreement with James V. Heim. This employment agreement provides that Mr. Heim will serve as President of the Company’s Pet Products division at an annual minimum salary of $375,000. He is also eligible for an annual bonus, targeted at 50% of base compensation with a maximum payout of 100%, subject to his and the Company’s performance. The agreement terminates in August 2007, unless terminated earlier for his dismissal with cause, death or disability. If the Company terminates Mr. Heim without cause, he will continue to receive the compensation and benefits for the remaining term of the Employment Agreement.

Compensation Committee Interlocks and Insider Participation

Messrs. Westphal, Balousek and Piergallini served as members of the Compensation Committee during fiscal 2004. They have no relationship with the Company other than as directors and stockholders. During fiscal 2004, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity that had an executive officer that served on the Board of Directors or Compensation Committee of the Company.

Transactions with the Company

Brooks M. Pennington III is a minority shareholder and a director of Bio Plus, Inc., a company that produces granular peanut hulls. During the twelve months ended September 25, 2004, Bio Plus, Inc.’s total revenues were approximately $4.8 million, of which approximately $2.1 million were sales to subsidiaries of the Company.

PROPOSAL TO AMEND THE 2003 OMNIBUS EQUITY INCENTIVE PLAN

At the annual meeting held in February 2003, the stockholders of the Company adopted the 2003 Omnibus Equity Incentive Plan (the “Plan”) pursuant to which an aggregate of 2,500,000 shares of the Company’s Common Stock were originally reserved for issuance to key employees, directors and consultants of the Company and its subsidiaries. In December 2004, the Board of Directors of the Company conditionally amended the Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares authorized for issuance under the Plan by an additional 3,300,000 shares.

The reason for this increase is to ensure that sufficient shares of the Company’s Common Stock are available under the Plan for awards to attract, retain and motivate selected employees with outstanding experience and ability. As of December 15, 2004, there were 934,166 shares remaining for awards, which would increase to 4,234,166 if the proposal is approved. As of December 15, 2004, the market value of a share of the Company’s Common Stock was $40.60.

Set forth below is a summary of certain of the principal features of the Plan.

General

The Plan provides for the granting of stock options (“options”), stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards (collectively, “Awards”) to key employees, directors and consultants of the Company and its subsidiaries. As of December 15, 2004, approximately 4,400 employees, directors and consultants were eligible to receive awards under the Plan.

Purpose

The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees, directors and consultants to those of the Company’s stockholders and by providing such employees, directors and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees, directors and consultants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors of the Company.

Options

The price of the shares of the Company’s Common Stock subject to each option (the “option price”) is set by the Compensation Committee but generally may not be less than 100% of the fair market value on the date of grant. In a calendar year, no participant may receive options or SARs under the Plan for more than 500,000 shares (subject to adjustment for stock splits and similar events).

Options granted under the Plan are exercisable at the times and on the terms established by the Compensation Committee. The Compensation Committee may accelerate the exercisability of any option.

The option price must be paid in full in cash or its equivalent at the time of exercise. The Compensation Committee also may permit payment of the option price by the tender of previously acquired shares of the Company’s stock or such other legal consideration which the Compensation Committee determines to be consistent with the Plan’s purpose and applicable law.

Stock Appreciation Rights

A SAR is an award that gives the recipient the right to benefit from increases in the value of the Company Common Stock. A SAR has an exercise price, term and vesting provisions much like an option. Upon exercise of a SAR, the Company will pay the holder the difference between the fair market value of a share of the Company’s Common Stock on the date of exercise and the per share exercise price, multiplied by the number of shares subject to the SAR.

The Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs or Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to be automatically exercised simultaneously with the exercise of the related option. A Freestanding SAR is an SAR that is granted independently of any options. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

The Compensation Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company’s Common Stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated or Tandem SAR.

Restricted Stock Awards

The Plan permits the grant of restricted stock awards, which are restricted Common Stock bonuses that vest in accordance with terms established by the Compensation Committee. The Compensation Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Compensation Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Performance Unit/Share Awards

The Plan permits the grant of performance unit and performance share awards, which are bonuses credited to an account established for the recipient and payable in cash, Common Stock, or a combination thereof. Each performance unit has an initial value that is established by the Compensation Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company’s Common Stock on the date of its grant. The number and/or value of performance unit/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Compensation Committee are satisfied.

After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance unit/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Compensation Committee also may waive the achievement of any performance goals for such performance unit/share.

Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient’s termination of employment or the date set forth in the award agreement.

Nontransferability of Awards

Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits

As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the Plan.

The following table sets forth (a) the aggregate number of shares of the Company’s Common Stock subject to outstanding options granted under the Plan, as of December 15, 2004, and (b) the dollar value of such options based on the difference between $40.60 per share, the closing price for the shares of Company Common Stock on December 15, 2004, and the exercise price at which such stock options were granted.

Name of Individual or Group	Number of Options (#)	Value of Options
Glenn W. Novotny	74,000	$882,980
William E. Brown	54,000	$717,580
Stuart W. Booth(1)	55,000	$803,800
Brooks M. Pennington III.	37,000	$489,840
James V. Heim(2)	20,000	$187,000
All executive officers, as a group	240,000	$3,081,200
All associates of directors and executive officers, as a group	23,500	$257,745
All directors who are not executive officers, as a group(3)	2,962	$20,257
All employees who are not executive officers, as a group(4)	1,222,575	$15,115,168

(1)	Mr. Booth has also been granted 10,000 shares of Company Common Stock under the Plan. These shares are subject to certain restrictions on sale and transfer.
(2)	Mr. Heim has also been granted 15,000 shares of Company Common Stock under the Plan. These shares are subject to certain restrictions on sale and transfer.
(3)	Granted to Alfred A. Piergallini, one of our directors. Mr. Piergallini has also been granted 297 shares of Company Common Stock under the Plan. These shares are subject to certain restrictions on sale and transfer.
(4)	Employees who are not executive officers have been granted an aggregate of 75,000 shares of Company Common Stock under the Plan. Such shares are subject to certain restrictions on sale and transfer.

As of December 15, 2004, no person has received 5% or more of the total awards granted under the Plan. Other than as indicated above with respect to Mr. Novotny, Mr. Brown, Mr. Pennington and Mr. Piergallini, no nominee for election as a director has received any awards under the Plan.

Federal Tax Aspects

A recipient of a stock option or SAR will not have taxable income upon the grant of the option. For options and SARs other than incentive stock options, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares transferred upon the exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale or other disposition exceeds the option price.

Unless the participant elects to be taxed at the time of receipt of restricted stock, a performance unit or a performance share, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares or cash received at the time of vesting.

At the discretion of the Compensation Committee, the Plan allows a participant to satisfy the minimum tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of Common Stock withheld, or by delivering to the Company already-owned shares, having a value equal to the amount required to be withheld.

The Company will be entitled to a tax deduction in connection with an award under the Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Section 162(m) of the Internal Revenue Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by the Section 162(m) rules, including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year. The Plan has been designed to permit the Compensation Committee to grant options and SARs which satisfy the requirements of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Required Vote

The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the Plan.

The Board of Directors recommends that the stockholder vote “FOR” the approval of the amendment to the Plan.

AUDIT COMMITTEE REPORT

ON AUDITED FINANCIAL STATEMENTS

The Audit Committee of the Board consists of the directors whose signatures appear below. Each member of the Audit Committee is “independent” as defined in the NASD Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee’s general function is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including monitoring the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm. Its specific responsibilities are set forth in its charter, a copy of which is attached as Appendix A hereto.

As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal 2004 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit and Compensation Committee also discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

In addition, the Audit Committee discussed with representatives of Deloitte & Touche LLP their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 25, 2004.

December 15, 2004	Audit Committee

BRUCE A. WESTPHAL, Chairman
JOHN B. BALOUSEK DAVID N. CHICHESTER

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

To the Board of Directors:

As members of the Compensation Committee, it is our duty to determine the compensation for officers and directors and to administer the Company’s equity incentive plans. In addition, we evaluate the performance of management and related matters.

As a public company, we use three primary tools to compensate executives. They are base salary, cash bonus, and stock options. Together they combine to provide an executive’s total compensation package. In selected circumstances, we also use restricted stock. We view base salary as a primary indicator of the market value needed to attract an executive with the skill and expertise to perform the duties and discharge the responsibilities of the position. We periodically retain outside assistance to counsel us in determining market value. We view cash bonus as a means of rewarding short-term performance which exceeds established goals, and we utilize stock options as a means of linking our executives’ long-term benefits to those received by our stockholders.

During fiscal 2004, we retained the services of two compensation consulting firms to assist in determining the market value compensation for our Chief Executive Officer, Glenn W. Novotny. Survey data, coupled with performance based peer group evaluations, were utilized to determine competitive short and long-term awards for Mr. Novotny. Based on the survey and other data and the Company’s financial performance, the Compensation Committee increased Mr. Novotny’s annual base salary to $630,000 as of October 2003 and to $661,500 as of October 2004.

During fiscal 2004 and based on the Company’s performance in fiscal 2003, the Compensation Committee determined to pay a bonus of $360,000 in respect of fiscal 2003 to Mr. Novotny. The Compensation Committee also granted options to each of the Company’s executive officers, including Mr. Novotny.

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not necessarily limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

We continue to subscribe to the philosophy that the Company’s overall performance and its return to stockholders will be the primary areas of consideration when rewarding the Company’s top executives. It is our goal to ensure that our executives are paid competitively with the market and are rewarded for performance that benefits the stockholders. In years when the Company does well, we will reward using the tools described above; in years when the performance does not meet expectations, the compensation of the top executives of the Company will be reflective of that fact.

December 15, 2004	Compensation Committee

JOHN B. BALOUSEK, Chairman
BRUCE A. WESTPHAL ALFRED A. PIERGALLINI

PERFORMANCE GRAPH

The following graph compares the percentage change in the Company’s cumulative total stockholder return on its Common Stock for the period from September 25, 1999 to September 25, 2004 with the cumulative total return of the NASDAQ Composite (U.S.) Index and the Dow Jones Non-Durable Household Products Index, a peer group index consisting of approximately 30 manufacturers and distributors of household products.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company’s Common Stock.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting stock, the number of shares and percentage of the Company’s stock beneficially owned as of December 15, 2004.

	Shares Beneficially Owned as of December 15, 2004
Beneficial Owner (1)	Number of Class B Shares	Number of Common Shares		Percent(2)	Percent of Total Voting Power(3)
William E. Brown	1,602,659	113,200	(4)	8.3%	45.3%
Brooks M. Pennington III(5)	—	479,139	(6)	2.3%	1.3%
Glenn W. Novotny	—	183,148	(7)	*	*
Stuart W. Booth	—	60,000	(8)	*	*
John B. Balousek	—	17,789	(9)	*	*
Bruce A. Westphal	—	35,524	(10)	*	*
David N. Chichester	—	5,140	(11)	*	*
Alfred A. Piergallini	—	3,284	(12)	*	*
All directors and executive officers as a group (nine persons(13))	1,602,659	912,224	(14)	12.0%	47.3%
Dimensional Fund Advisors Inc.(15)	—	1,272,578		6.2%	3.6%

(*)	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner listed below is 1340 Treat Blvd., Suite 600, Walnut Creek, California 94597.
(2)	Represents the number of shares of Class B Stock and Common Stock beneficially owned by each stockholder as a percentage of the total number of shares of Class B Stock and Common Stock outstanding.
(3)	Represents the percentage of the voting power of each stockholder after giving effect to the disparate voting rights between the Class B Stock and Common Stock. The voting powers of the Common Stock and the Class B Stock are identical in all respects, except that the holders of Common Stock are entitled to one vote per share and the holders of Class B Stock are entitled to the lesser of ten votes per share or 49% of the total votes cast.
(4)	Includes 100,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004.
(5)	The address of Mr. Pennington is 1280 Atlanta Highway, Madison, Georgia 30650.
(6)	Includes 37,500 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004; 67,040 shares held by BPCB Partners, L.P., over which Mr. Pennington has sole voting and dispositive power as the sole member of its general partner; 7,604 shares held by Pennington Management Company II, LLC, in which Mr. Pennington has an ownership interest and of which Mr. Pennington is the president; and 6,938 shares owned by his spouse. Mr. Pennington disclaims beneficial ownership of the 7,604 shares held by Pennington Management Company II, LLC, except to the extent of his pecuniary interest therein. Mr. Pennington also disclaims beneficial ownership of the 6,938 shares held by his spouse.
(7)	Includes 100,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004.
(8)	Includes 50,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004.
(9)	Includes 14,946 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004.
(10)	Includes 6,300 shares held by a limited partnership of which Mr. Westphal is general partner and 20,681 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004.

(11)	Includes 4,018 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004.
(12)	Includes 987 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004.
(13)	Includes shares beneficially owned by James V. Heim, who assumed the position of President of the Company’s Pet Products Division in August 2004.
(14)	Includes 328,132 shares issuable upon exercise of outstanding options exercisable within 60 days of December 15, 2004.
(15)	The address of Dimensional Fund Advisors, Inc. (“Dimensional”) is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are possessed by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional has sole voting and dispositive power over the beneficial holdings of the Company’s capital stock. The foregoing information is solely from a Schedule 13G/A reflecting beneficial holdings of the Company’s capital stock as of December 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from September 28, 2003 to September 25, 2004 all filing requirements applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with, except for late filings made by William E. Brown, Glenn W. Novotny, Stuart W. Booth and Brooks Pennington III, each of whom filed a late Form 4 in February 2004 reporting an option grant received in December 2003.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ended September 25, 2004 and has been selected to serve as the Company’s independent registered public accounting firm for fiscal 2005. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table lists the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year Ended
	September 27, 2003	September 25, 2004
Audit fees	$1,420,000	$1,693,000
Audit-related fees	$1,150,000	$809,000
Tax fees	$99,000	$403,000
All other fees	$200,000	$7,000

Audit Fees

The audit fees for the fiscal years ended September 27, 2003 and September 25, 2004, respectively, were for professional services rendered for the audits of the Company’s consolidated financial statements, statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees

The audit-related fees as of the fiscal years ended September 27, 2003 and September 25, 2004 were primarily related to consultation and assistance with Sarbanes-Oxley compliance, potential acquisitions, registration statements and employee benefit plan audits.

Tax Fees

Tax fees as of the fiscal years ended September 27, 2003 and September 25, 2004 were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and tax advice, including assistance with and representation in tax audits and appeals, advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

All Other Fees

All other fees for the years ended September 27, 2003 and September 25, 2004 were primarily for services associated with various legal matters.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent registered public accounting firm engaged to conduct the annual audit of the Company’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures which are detailed as to each particular service and the Audit Committee is informed of each service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to management. The Audit Committee pre-approved fees for all non-audit services provided by the independent registered public accounting firm in fiscal 2004.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial and accounting officer, controller and certain other senior financial personnel. The Code of Ethics is filed as Exhibit 14 to the Company’s annual report on Form 10-K for the fiscal year ended September 27, 2003.

OTHER MATTERS

The accompanying proxy card grants the proxy holders discretionary authority, to the extent authorized by Rule 14a-4(c) under the Exchange Act, to vote on any matter raised at the Annual Meeting. As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present at the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal for action at the Company’s annual meeting in 2006 and wishes to have such proposal set forth in management’s proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before September 2, 2005. Proposals should be addressed to the Company at 1340 Treat Blvd., Suite 600, Walnut Creek, CA 94597, Attention: Corporate Secretary.

If a stockholder intends to submit a proposal at the Company’s annual meeting in 2006, which proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than November 16, 2005. If such a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company’s annual meeting in 2006.

MANNER AND COST OF SOLICITATION

The Board of Directors of Central Garden & Pet Company is sending you this Proxy Statement in connection with its solicitation of proxies for use at the Company’s Annual Meeting of Stockholders. Certain directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors by mail, phone, fax or in person. All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: December 31, 2004	By Order of the Board of Directors

Stuart W. Booth, Secretary

APPENDIX A

CENTRAL GARDEN & PET COMPANY

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

September 1, 2004

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s financial internal control processes, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s independent auditors and internal audit function, and (5) the compliance by the Company with legal and regulatory requirements.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. In addition, the Company will publicly file this charter if required by the rules of the Securities and Exchange Commission (the “SEC”).

Membership

The Audit Committee must be comprised of at least three members of the Board. The members will be elected by and serve at the pleasure of the Board. The members of the Audit Committee may not be officers or employees of the Company. Each member of the Audit Committee must be an “independent director,” as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. and the SEC.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief financial officer or other senior officer with financial oversight responsibilities.

Meetings

The Audit Committee will meet as often as it determines, but not less frequently than quarterly. The Audit Committee will meet with the Company’s independent auditor at least quarterly, including upon the completion of the annual audit to review the independent auditor’s examination and management report, outside the presence of management. The Audit Committee will meet with the Company’s internal auditors as it deems appropriate. The Audit Committee shall make regular reports to the Board.

Responsibilities

The responsibilities of the Audit Committee include the following:

1.	Appoint, determine compensation for and oversee the independent auditor;

2.	Review the plan and scope of the audit and related services, and pre-approve all audit and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are approved by the Audit Committee prior to the completion of the audit;

3.	Review and discuss with the Company’s management and independent auditor the audit results and interim and annual financial statements prior to publicly filing these reports;

4.	Review any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting; as disclosed to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer in connection with the certification requirements for the Company’s periodic reports on Form 10-K and Form 10-Q;

5.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

6.	Discuss with management and the Company’s independent auditor any significant changes to generally accepted accounting principles (“GAAP”), SEC or other regulatory accounting policies or standards and any off-balance sheet structures that could impact the Company’s financial statements;

7.	Review and discuss with management the Company’s earnings press releases prior to their release, including any “pro forma” or “adjusted” non-GAAP information;

8.	Review and resolve any significant disputes between management and the independent auditor that arise in connection with the preparation of the audited financial statements;

9.	Review and discuss with the independent auditor, management reports describing all critical accounting policies and practices to be used, alternative GAAP methods discussed with management, the ramifications of using such alternative methods and the auditor’s preferred method, and any other material communications between the auditor and management;

10.	Review major issues regarding accounting principles and practices that could significantly impact the Company’s financial statements and discuss with the Company’s independent auditor significant accounting policies, management judgments and accounting estimates that affect the financial statements, any difficulties encountered in the course of the audit work, any restrictions on the scope of the auditor’s activities or access to requested information, and disagreements with management, as required to be discussed by Statement of Accounting Standards No. 61;

11.	Review the required written statement from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, and discuss with the independent auditor their independence, including any relationship identified or service provided that may impact the objectivity and independence of the independent auditor;

12.	Evaluate the independence of the independent auditor, including whether the auditor’s provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

13.	Confirm whether the independent auditor’s proposed audit engagement team satisfies applicable auditor rotation rules, including the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

14.	Oversee the adequacy of the Company’s system of internal control over financial reporting, including obtaining reports from the independent auditor regarding such controls and reviewing any significant findings and recommendations of the independent auditor and management’s responses, including any special remedial steps adopted to address material weaknesses in internal control or significant deficiencies;

15.	Review and discuss with the independent auditor the performance of the Company’s internal audit function and the quality of the Company’s financial accounting personnel;

16.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

17.	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

18.	Review and pre-approve all transactions between the Company and related parties other than compensation transactions;

19.	Discuss with management significant instances of noncompliance with the Company’s code of ethics;

20.	Recommend to the Board that the audited financial statements be included in the Company’s Form 10-K;

21.	Prepare the Audit Committee report for inclusion in the Company’s proxy statement and review required disclosures to determine if they comply with applicable SEC requirements;

22.	Review and assess the results of any governmental or regulatory audits;

23.	Meet with the Company’s tax director periodically to assess significant tax risks and exposures; and

24.	Review with the Company’s legal counsel any regulatory or legal matters which could have a significant effect on the Company’s financial statements.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

The Audit Committee will have the sole authority to select, determine compensation for, oversee and, where appropriate, replace the Company’s independent auditor. The independent auditor will report directly to the Audit Committee, and the Audit Committee will ensure that the independent auditor understands its ultimate accountability to the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals will be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee will have the authority, to the extent it deems necessary or appropriate, to retain and determine compensation for independent legal, accounting or other advisors. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Reports

The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. The Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

CENTRAL GARDEN & PET COMPANY

2003 OMNIBUS EQUITY INCENTIVE PLAN

(As Amended and Restated December 1, 2004)

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

CENTRAL GARDEN & PET COMPANY

2003 OMNIBUS EQUITY INCENTIVE PLAN

CENTRAL GARDEN & PET COMPANY, hereby adopts the Central Garden & Pet Company 2003 Omnibus Equity Incentive Plan, effective as of December 4, 2002, and as amended, subject to shareholder approval, on December 1, 2004, as follows:

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1    Background and Effective Date.    The Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan is effective as of December 4, 2002, subject to ratification by an affirmative vote of the holders of a majority of Shares. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of Participants with those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.

1.3    Duration of the Plan.    The Plan shall commence on the date specified in Section 1.1, and subject to Section 12 (concerning the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after December 3, 2012.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3    “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.5    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.6    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8    “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.9    “Company” means Central Garden & Pet Company, a Delaware corporation, or any successor thereto.

2.10    “Consultant” means an individual who provides significant services to the Company and/or an Affiliate, including a Director who is not an Employee.

2.11    “Director” means any individual who is a member of the Board of Directors of the Company.

2.12    “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

2.13    “Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.14    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.15    “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

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2.16    “Freestanding SAR” means a SAR that is granted independently of any Option.

2.17    “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.18    “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.19    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.20    “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.21    “Participant” means an Employee or Consultant who has an outstanding Award.

2.22    “Performance Unit” means an Award granted to an Employee pursuant to Section 8.

2.23    “Performance Share” means an Award granted to an Employee pursuant to Section 8.

2.24    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.

2.25    “Plan” means the Central Garden & Pet Company 2003 Omnibus Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.26    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.27    “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after age 62.

2.28    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.29    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.30    “Shares” means the shares of common stock, $0.01 par value, of the Company.

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2.31    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to the terms of Section 7 is designated as an SAR.

2.32    “Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).

2.33    “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.34    “Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee, Consultant or Director and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate.

2.35    “Window Period” means the period beginning on the third business day following the date of public release of the Company’s quarterly sales and earnings information, and ending on the twelfth business day following such date.

SECTION 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are “outside directors” under Rule 16b-3.

3.2    Authority of the Committee.    The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees and Consultants shall be granted Awards, (b) to prescribe the terms and conditions of such Awards, (c) to interpret the Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules.

The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons.

3.3    Decisions Binding.    All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

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SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan may not exceed 5,800,000. Such Shares may be authorized but unissued Shares or Treasury Shares. No Participant may receive Options or SARs for more than 500,000 shares under the Plan in a calendar year.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a)	While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b)	The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c)	The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(d)	The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(e)	The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of

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Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(f)	The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g)	To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.

4.2    Lapsed Awards.    If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3    Adjustments in Authorized Shares.    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs, and Restricted Stock granted under the Plan, as the Committee, in its sole discretion, shall determine to be appropriate to prevent the dilution or diminishment of Awards. Notwithstanding the preceding sentence, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1    Grant of Options.    Options may be granted to Employees and Consultants at any time and from time to time, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

5.3    Option Price.    Subject to the provisions of this Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

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5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an exercise price less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

5.4    Expiration of Options.    Unless the applicable stock option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

5.4.1    Expiration Dates.

(a)	The date for termination of the Option set forth in the written stock option agreement;

(b)	The expiration of ten years from the date the Option was granted, subject to the provisions of clause (f), below; or

(c)	The expiration of one year from the date of the Optionee’s Termination of Employment for a reason other than the Optionee’s death, Disability or Retirement, subject to the provisions of clause (f) below; or

(d)	The expiration of three years from the date of the Optionee’s Termination of Employment by reason of Disability, subject to the provisions of clause (f) below; or

(e)	The expiration of three years from the date of the Optionee’s Retirement; provided that no Incentive Stock Option may be exercised after the expiration of three months from the date of the Optionee’s Retirement, subject in each case to the provisions of clause (f) below; or

(f)	The expiration of one year from the date of the Optionee’s death, if such death occurs while the Optionee is in the employ or service of

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the Company or an Affiliate or within the one-year or three-year periods referred to in (c), (d) or (e) above, whichever is applicable.

5.4.2    Committee Discretion.    Subject to the provisions of this Section 5.4, the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion and subject to Section 5.8.4 and this Section 5.4, may extend the maximum term of such Option.

5.5    Exercise of Options.    Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full in cash. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant Share certificates (in the Participant’s name) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2    Termination of Employment.    No Incentive Stock Option may be exercised more than three months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of

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employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.

5.8.3    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company and/or a Subsidiary at the time of grant.

5.8.4    Expiration.    No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date that it was granted.

5.9    Nontransferability of Options.    No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under Section 9. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    An SAR may be granted to an Employee or Consultant at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option.

6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

6.2.1    ISOs.    Notwithstanding any contrary provision of the Plan, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

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6.3    Exercise of Affiliated SARs.    An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    SAR Agreement.    Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6    Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (pertaining to Options) also shall apply to SARs.

6.7    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

6.8    Nontransferability of SARs.    No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 9. An SAR granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.

SECTION 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine.

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such shares have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated

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until the end of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Central Garden & Pet Company 2003 Omnibus Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Central Garden & Pet Company.”

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company.    Subject to the applicable Award Agreement and Section 7.5, upon the earlier of (a) the Participant’s termination of employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

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SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

8.2    Value of Performance Units/Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called the “Performance Period”.

8.3    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Unit/Share.

8.4    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.5    Cancellation of Performance Units/Shares.    Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.

8.6    Nontransferability.    Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 9. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

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SECTION 9

BENEFICIARY DESIGNATION

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

SECTION 10

DEFERRALS

The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11

RIGHTS OF EMPLOYEES AND CONSULTANTS

11.1    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.

11.2    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 12

AMENDMENT, SUSPENSION, OR TERMINATION

12.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, as required by applicable law, no alteration or amendment shall be effective without further stockholder approval. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

SECTION 13

TAX WITHHOLDING

13.1    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.

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13.2    Shares Withholding.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the date that the taxes are required to be withheld.

SECTION 14

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 15

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 16

LEGAL CONSTRUCTION

16.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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16.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

16.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed the Plan on the date indicated below.

CENTRAL GARDEN & PET COMPANY

Dated:	December 1, 2004	By	/s/ STUART W. BOOTH
Title: Secretary

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PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CENTRAL GARDEN & PET COMPANY PROXY FOR ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 7, 2005 The undersigned hereby appoints William E. Brown, Glenn W. Novotny and Stuart W. Booth or any of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of CENTRAL GARDEN & PET COMPANY to be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on February 7, 2005, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following: (Continued, and to be marked, dated and signed, on the reverse side) Address Change/Comments (Mark the corresponding box on the reverse side)

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed below and FOR proposal 2. Please Mark Here for Address Change or Comments SEE REVERSE SIDE 1. ELECTION OF DIRECTORS: FOR all nominees listed (except as indicated) WITHHOLD authority to vote for all nominees listed. Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below. 01 William E. Brown 02 Glenn W. Novotny 03 Brooks M. Pennington III 04 John B. Balousek 05 David N. Chichester 06 Alfred A. Piergallini and 07 Bruce A. Westphal 2. To amend the 2003 Omnibus Equity Incentive Plan. FOR AGAINST ABSTAIN 3. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournments thereof. I plan to attend the meeting STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Signature(s) Date The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.